UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 14, 2012, the Board of Directors of Northwest Pipe Company (the “Company”), upon the recommendation of the Compensation Committee, approved grants of restricted stock units (“RSUs”) and performance share units (“PSUs”) for the following Executive Officers of the Company, as well as other senior members of management, in the amounts set forth below. Pursuant to these long-term incentive grants, each Executive Officer or other senior member of management received an award of RSUs and PSUs valued at an amount equal to a specific percentage of his or her respective annual base salary, with 25 percent of each award represented by RSUs and 75 percent of each award represented by PSUs. The RSUs awarded will vest ratably over a three year period based upon continued service with the Company. The PSUs awarded will vest as follows: 33.3 percent will vest on January 1, 2014 based on the Company’s total shareholder return for 2012 and 2013 as compared with a specified group of peer companies; and 66.7 percent will vest on January 1, 2015 based on the Company’s total shareholder return for 2012, 2013 and 2014 as compared with a specified group of peer companies. The actual number of PSUs which will vest will be determined based on the performance level achieved and may be equal to, greater than, or less than the number of PSUs specified below. In the event of a “change in control” (as defined in the Agreements), vesting will be accelerated pro rata to reflect time elapsed and performance to date. The foregoing descriptions of the terms of the RSU and PSU awards are qualified by reference to the full text of the forms of Restricted Stock Unit Agreement and Performance Share Unit Agreement (the “Agreements”), which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

	Restricted Stock Units	Performance Share Units
Richard A. Roman	2,671	8,013
President and Chief Executive Officer

Robin Gantt	2,406	7,220
Vice President and Chief Financial Officer

Scott Montross	4,487	13,462
Executive Vice President and Chief Operating Officer

Robert L. Mahoney	2,706	8,119
Senior Vice President

Gary A. Stokes	2,707	8,121
Senior Vice President

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company Annual Meeting of Shareholders on June 14, 2012, the Company’s shareholders: (i) elected two directors; and (ii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of two directors:

Nominee	For	Withheld	Broker Non-votes
Keith R. Larson (three year term)	3,494,139	4,050,621	—
Richard A. Roman (three year term)	4,003,301	3,541,459	—

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-votes
7,240,063	258,186	1,872,862	—

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Share Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 20, 2012.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Vice President and Chief Financial Officer